Exhibit 99.1

Pathfinder Acquisition Corporation Announces Postponement of

Extraordinary General Meeting From Wednesday, February 1, 2023 to Friday, February 17, 2023

PALO ALTO, Calif. and SAN JOSE, Calif.—January 25, 2023— Pathfinder Acquisition Corporation (NASDAQ: PFDR), (“Pathfinder” or the “Company”), announced today that its previously announced extraordinary general meeting (the “Shareholder Meeting”) originally scheduled for Wednesday, February 1, 2023, at 10:00 a.m., Eastern Time, is being postponed to February 17, 2023, at 10:00 a.m., Eastern Time (the “Postponement”).

At the Shareholder Meeting, shareholders will be asked to vote on the following proposals: (1) to amend the Company’s second amended and restated memorandum and articles of association (the “Memorandum and Articles of Association”) to eliminate the requirement that Pathfinder retain at least $5,000,001 of net tangible assets following the redemption of the Company’s Class A ordinary shares, par value $0.0001 per share, issued as part of the units sold in the Company’s initial public offering (“Public Shares” or “Class A ordinary shares”), in connection with an initial business combination (such limitation, the “Redemption Limitation”) and to authorize the Company to redeem Public Shares in amounts that would cause Pathfinder’s net tangible assets to be less than $5,000,001 (the “Redemption Limit Elimination Proposal”); (2) to amend the Memorandum and Articles of Association to extend (the “Extension”) the date by which the Company has to consummate a business combination from February 19, 2023 to May 19, 2023 (the “Charter Extension Date”) and to allow Pathfinder, without another shareholder vote, by resolution of Pathfinder’s board of directors, to elect to further extend the Charter Extension Date by one month, for a total of four months, until June 19, 2023, unless the closing of a business combination has occurred prior thereto (the “Extension Amendment Proposal”); and (3) to adjourn the Shareholder Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Shareholder Meeting, there are insufficient Class A ordinary shares and Class B ordinary shares, par value $0.0001 per share (the “Class B ordinary shares”), in the capital of the Company represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the Shareholder Meeting to approve the Redemption Limit Elimination Proposal or the Extension Amendment Proposal.

As a result of this Postponement, the Shareholder Meeting will now be held at 10:00 a.m., Eastern Time, on February 17, 2023. The Shareholder Meeting will still be held at the offices of Kirkland & Ellis LLP at 609 Main Street, Suite 4700, Houston, Texas 77002 and virtually via live webcast at https://www.cstproxy.com/pathfinderacquisition/2023. Also, as a result of this change, the Company has extended the deadline for delivery of redemption requests from the Company’s shareholders from 5:00 p.m., Eastern Time, on January 30, 2023, to 5:00 p.m., Eastern Time, on February 15, 2023.

Shareholders who wish to withdraw their previously submitted redemption request may do so prior to the postponed Shareholder Meeting by requesting that the Company’s transfer agent return such shares by 5:00 p.m. Eastern Time on February 15, 2023. If any such shareholders have questions or need assistance in connection with the Shareholder Meeting, please contact the Company’s proxy solicitor, Morrow Sodali LLC, by calling (800) 662-5200, or banks and brokers can call collect at (203) 658-9400, or by emailing PFDR.info@investor.morrowsodali.com.

The Company plans to continue to solicit proxies from shareholders during the period prior to the Shareholder Meeting. Only holders of record of Class A ordinary shares and Class B ordinary shares as of the close of business on January 10, 2023, the record date for the Shareholder Meeting are entitled to vote at the Shareholder Meeting or any adjournment thereof.

No Offer or Solicitation

This communication shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Redemption Limit Elimination Proposal or the Extension Amendment Proposal. This communication shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Participants in the Solicitation

Pathfinder its directors and certain of its respective executive officers and other members of management and employees may be considered participants in the solicitation of proxies with respect to the Extension. Information about the directors and executive officers of Pathfinder is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021. Additional information regarding the persons who may, under the rules of the Securities and Exchange Commission (“SEC”), be deemed participants in the proxy solicitation of the shareholders of Pathfinder and a description of their direct and indirect interests are contained in the definitive proxy statement relating to the Shareholder Meeting (the “Definitive Proxy Statement”).

Additional Information and Where To Find It

On January 11, 2023, the Company filed the Definitive Proxy Statement with the SEC in connection with its solicitation of proxies for the Shareholder Meeting. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER DOCUMENTS THE COMPANY FILES WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the Definitive Proxy Statement (including any amendments or supplements thereto) and other documents filed with the SEC through the web site maintained by the SEC at www.sec.gov or by directing a request to: Pathfinder at 1950 University Avenue, Suite 350, Palo Alto, CA 94303.

Cautionary Statement Regarding Forward Looking Statements

This communication includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the date of the Shareholder Meeting. These statements are based on current expectations on the date of this communication and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.